EXHIBIT 10.2

                              SETTLEMENT AGREEMENT

      WHEREAS, Lee A. Balak ("Balak") previously served as an officer and director of Power Technology, Inc. ("PWTC"), a Nevada corporation; and

      WHEREAS, The Company filed a civil action, styled Case No. A465306, Power Technology, Inc. v. Alvin Snaper, in the District Court, Clark County, Nevada, ("Case No. A465306") against Alvin A. Snaper, ("Snaper") a former director and officer of the Company, and against Neo-Dyne Research, Inc. ("Neo-Dyne"), Snaper's research and development company, based upon allegations of breach of fiduciary relationship and breach of contract, and seeking an injunction, declaratory relief and the turnover of Company property. Snaper and Neo-Dyne filed an answer and asserted counterclaims against PWTC and added Balak as a third party defendant; and

      WHEREAS, Balak asserts that he did not breach any duty to Snaper, Neo-Dyne, or PWTC in his capacity as an officer or director of PWTC or in his individual capacity and that no improper or unauthorized payments were made to Balak; and

      WHEREAS, the parties to Case No A465306 have agreed to a settlement of the claims which were alleged in Case No A465306 and PWTC agreed to pay Snaper and Neo-Dyne $20,000.00 as consideration for the for that settlement, which includes a release by Snaper and Neo-Dyne of claims made by them against Balak; and

      WHEREAS, PWTC executed a Promissory Note dated May 21, 2004, payable to the order of CORPORATE STRATEGIES, INC., in the principal sum of $100,000.00, ("the Promissory Note") which was secured by the pledge by Balak of 27,157,483 shares of fully paid and non-assessable shares of common stock of PWTC represented by certificate numbers 5324, 5339, 5764, 5768, and 5947 in the name of Lee Balak, and

      WHEREAS, Balak and PWTC desire to resolve any potential claims that PWTC may have against Balak concerning his conduct while he was an officer and director of PWTC;

NOW, THEREFORE, IT IS HEREBY AGREED that in consideration for the releases and other promises set forth herein, the Parties agree as follows:

1. PWTC shall pay when due, to Corporate Strategies, Inc., all sums due pursuant to the Promissory Note and shall obtain the release of and the delivery to Balak of the pledged 27,157,483 shares of fully paid and non-assessable shares of common stock of Power Technology, Inc., evidenced by share certificate numbers 5324, 5339, 5674, 5768, and 5947 in the name of Lee Balak.

2.  Balak  hereby  surrenders  to PWTC  ownership  of  4,000,000  fully paid and non-assessable shares of the common stock of PWTC and waives all ownership right, title, or interest in those shares. Balak shall surrender to Pacific Stock Transfer Company, PWTC's transfer agent, share certificate Number 5947 evidencing Balak's ownership of 23,285,483 shares of fully paid and non-assessable common stock of PWTC. Balak and PWTC shall give irrevocable instructions to Pacific Stock Transfer Company, to cancel Balak's ownership of 4,000,000 of the shares of fully paid and non-assessable common stock represented by certificate Number 5947 and to reissue a new share certificate to Balak evidencing his ownership of 19,285,483 shares of fully paid and non-assessable common stock of PWTC.

3. PWTC shall deliver to Balak a release from Snaper and Neo-Dyne which shall release and discharge Balak, indemnify him, and hold him harmless of and from any and all claims that were asserted or could have been asserted in the Counterclaim filed by Snaper and Neo-Dyne against Balak in Case No. A465306.

4. PWTC hereby fully and finally settles, releases, acquits, forever discharges, and covenants not to sue Balak with respect to any and all claims, demands, liabilities, damages, complaints, causes of action, debts, amounts due, refunds, intentional or negligent acts, intentional or negligent omissions, representations, breaches of contract, breaches of warranty, breaches of duty, intentional or nonintentional torts, conspiracies, waste or waste claims, express indemnity, contribution, implied or equitable indemnity, economic damages, non-economic damages, property damage, loss of use, attorneys' fees, expert fees, repair costs, investigative costs, relocation costs, lost profits, omissions, conduct, or damage of every kind or nature whatsoever, whether known or unknown which are related to any act that Balak did or failed to do in his capacity as an officer or director of PWTC.

5. Balak agrees and acknowledges that the Share Lockup Agreement of Paragraph 9 of the Consulting Services Agreement dated June 30, 2004, between PWTC and Balak shall remain in full force and effect.

6. Each of the Parties agrees that this Agreement was the product of a negotiated compromise relating to disputed claims and potential claims, and that it was entered into in lieu of incurring additional costs and attorneys' fees, and to avoid exposure to other risks and litigation, and that nothing stated herein shall be treated as an admission of liability of any Party for any purpose, and that the validity of any and all claims or potential claims by PWTC against Balak was expressly denied by Balak.

                                           POWER TECHNOLOGY, INC.,
                                           a Nevada corporation


                                           By:
                                              ----------------------------------
                                           Bernard J. Walter - President


Subscribed and sworn to before me on this ____ day of January 2005.


                                           -------------------------------------
                                           Notary Public


                                           -------------------------------------
                                           Lee Balak

Subscribed and sworn before me on this the ___day of January 2005.


                                           -------------------------------------
                                           Notary Public in and for the Province
                                           of  British Columbia, Canada